                                                                    EXHIBIT 99.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in CenterPoint Energy, Inc.'s
(i) Registration Statement No. 333-101202 on Form S-8; (ii) Post-Effective Amendment No. 1 to Registration Statement Nos. 333-33301, 333-33303, 333-58433, 333-81119 and 333-68290 on Form S-3; (iii) Post-Effective Amendment No. 1 to Registration Statement Nos. 333-32413, 333-49333, 333-38188, 333-60260 and
333-98271 on Form S-8; and (iv) Post-Effective Amendment No. 5 to Registration Statement No. 333-11329 on Form S-8 of our report dated February 28, 2003, May 9, 2003 as to "Certain Reclassifications and Other Items", described in Note 1, (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the distribution of Reliant Resources, Inc. and the change in method of accounting for goodwill and certain intangible assets) appearing in this Current Report on Form 8-K of CenterPoint Energy, Inc. dated May 12, 2003.

Houston, Texas
May 12, 2003